UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CLEVELAND BIOLABS, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-0077155
(State of incorporation or organization)	(I.R.S. Employer
Identification No.)

11000 Cedar Avenue, Suite 290
Cleveland, Ohio 44106
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-131918

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Common Stock, $0.005 par value per share	Nasdaq Capital Market
Boston Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.  Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the shares of common stock, $0.005 par value per share (the “Common Stock”), of Cleveland BioLabs, Inc. (the “Company”). The description of the Common Stock contained in the “Description of Our Common Stock” section of the Company’s Registration Statement on Form SB-2 (Registration No. 333-131918), initially filed with the Securities and Exchange Commission on February 17, 2006 and as amended from time to time (the “Resistration Statement”), as well as in any form of prospectus that constitutes a part thereof and is filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated herein by reference.

Item 2.	Exhibits.

3.1*	Certificate of Incorporation filed with the Secretary of State of Delaware on June 5, 2003

3.2*	Certificate of Amendment of Certificate of Incorporation filed with the Secretary of State of Delaware on February 25, 2005

3.3*	Certificate of Designation of Series A Participating Convertible Preferred Stock filed with the Secretary of State of Delaware on March 8, 2005

3.4*
Certificate of Correction filed to correct a certain error in the Certificate of Designation of Series A Participating Convertible Preferred Stock filed with the Secretary of State of Delaware on March 9, 2005

3.5*	Second Certificate of Amendment of Certificate of Incorporation filed with the Secretary of State of Delaware on June 30, 2006

3.6*	Amended and Restated By-Laws of the Company

4.1*	Form of Specimen Common Stock Certificate

10.7*	Common Stockholders Agreement by and among Cleveland BioLabs, Inc. and the stockholders named therein, dated as of July 1, 2004

10.25*	Amendment to Common Stockholders Agreement by and amond Cleveland BioLabs, Inc. and the parties thereto, dated as of January 26, 2006

*Incorporated by reference to the corresponding exhibit filed with the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CLEVELAND BIOLABS, INC.

Date: July 19, 2006	By:	/s/ Michael Fonstein
Michael Fonstein
President and Chief Executive Officer